EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of AIRFUND II International Limited Partnership, of our report dated March 30, 2001, on the financial statements of AIRFUND II International Limited Partnership included in the 2000 Annual Report to the Partners of AIRFUND II International Limited Partnership.



                                        /s/ ERNST & YOUNG LLP




Tampa, Florida
March 30, 2001